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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                    FORM 8-K



                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported): APRIL 2, 2003 (APRIL 1, 2003)




                            DEVON ENERGY CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

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
         DELAWARE                           000-30176                          73-1567067
(State or Other Jurisdiction of     (Commission File Number)                (I.R.S. Employer
Incorporation or Organization)                                             Identification Number)


20 NORTH BROADWAY
OKLAHOMA CITY, OKLAHOMA                                                           73102
(Address of Principal Executive Offices)                                        (Zip Code)
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       Registrant's telephone number, including area code: (405) 235-3611


                                      NONE
          (Former name or former address, if changed since last report)




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ITEM 5. OTHER EVENTS

         On April 1, 2003, Devon Energy Corporation, Devon NewCo Corporation and Ocean Energy, Inc.("Ocean") entered into a letter agreement (the "Letter Agreement") amending the Agreement and Plan of Merger, dated as of February 23, 2003, by and among the parties, as amended as of March 19, 2003 (the "Merger Agreement").

         The Letter Agreement amends the Merger Agreement to provide that the Ocean preferred stock that will remain outstanding after the merger will continue to have voting rights on the matters at Ocean voted on by Ocean common stockholders and that such rights will be, immediately following the merger, in approximately the same proportion to the voting rights of the Ocean common stock as was the case immediately prior to the merger.

         The foregoing summary of the amendment to the Merger Agreement effected by the Letter Agreement is qualified in its entirety by reference to the full text of the exhibits.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (c)      Exhibits.

         See the Exhibit Index, which is incorporated by reference into this item.






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                                   SIGNATURES


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                        DEVON ENERGY CORPORATION


                                        By: /s/ Janice A. Dobbs
                                           ----------------------------------
                                                  Janice A. Dobbs
                                                 Corporate Secretary

Date:  April 2, 2003

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                                  EXHIBIT INDEX




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
EXHIBIT
NUMBER            DESCRIPTION
-------           -----------

99.1 Letter Agreement, dated April 1, 2003, among Devon Energy Corporation, Devon NewCo Corporation and Ocean Energy, Inc., amending the Agreement and Plan of Merger, dated as of February 23, 2003, by and among the parties, as amended.

99.2              Proxy Statement/Prospectus Supplement, dated April 1, 2003.
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